Exhibit 99.2

Expanding in South America’s Largest Container Market September 1, 2010

Expanding in South America's Largest Container Market

CIV Supports O-I's Strategy to Grow in Attractive, Emerging Markets

- **O-I Acquired 100% - Companhia Industrial De Vidros (CIV)**
  - CIV operates in Brazil, South America's largest economy and container market
    - Brazil > 50% of South America's total GDP & GDP growth
    - Brazil > 4% per year projected glass container growth
  - A leading glass producer in northeast Brazil – one of the fastest growing regions in country
    - ~7% retail sales growth in 2009
  - Three glass container/tableware plants increase O-I's capacity by approximately 50% in Brazil
  - $603 million purchase price, including approx. $140 million of future tax benefits
  - ROI expected to be above O-I's cost of capital
- **Strategic Fit**
  - Supports long-term strategy of expansion in fast-growing, emerging markets
  - Expansion in O-I's fastest growing and most profitable region
  - Increased capability to serve O-I's customer growth needs in glass as 75% of customer investment in new glass filling lines will be built in southeast and northeast regions during the next several years
  - Significant expected net cost synergy savings: reduced input costs, logistics savings, O-I best practices

Brazil is Largest South American Economy (2009 GDP)


Other
Chile
Colombia
Venezuela
57%
Brazil
Argentina

Brazil Accounts for Most of South America's GDP Growth (Cumulative GDP Growth in Billions US$ 2000-2010)


Other
Chile
Colombia
259US$
Brazil
Venezuela
Argentina

Source: Euromonitor; USDA Economic Research Services

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Acquisition Enables Significant Value Creation at O-I 2 CIV Plant Existing O-I Plant O-I Brazil’s Footprint Expanding in South America’s Largest Container Market Acquisition Economics Purchase price: $603 million Includes approx. $140 million of future tax benefits Estimated year-one net sales of $200 million EBITDA multiple: 5.8x (first full year of operations) Excludes present value of future tax benefits Includes net cost synergy savings EPS expected to be neutral in 2010, accretive in 2011 Future Tax Benefits Federal and state incentives Government initiatives to develop northeast Brazil Present value of $140 million Opportunity to increase this benefit since it is based on current production levels Funding All-cash deal funded from cash-on-hand and global revolving credit facility

Regulation G EBITDA consists of earnings before interest income, interest expense, provision for income taxes, noncontrolling interests, depreciation and amortization. EBITDA is not a measurement of financial performance under U.S. generally accepted accounting principles (GAAP) and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net income as indicators of the Company’s operating performance or any other measures of performance derived in accordance with GAAP. The most directly comparable GAAP financial measure to EBITDA is earnings from continuing operations attributable to the Company. EBITDA, as calculated by the Company, may not necessarily be comparable to other similarly titled captions of other companies due to potential inconsistencies in the method of calculation. Management uses this non-GAAP measure principally for internal reporting, forecasting and budgeting and believes that investors may use it as supplemental information to evaluate a company's ability to service its indebtedness. Forward Looking Statements This presentation contains “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Forward-looking statements reflect the Company’s current expectations and projections about future events at the time, and thus involve uncertainty and risk. It is possible the Company’s future financial performance may differ from expectations due to a variety of factors including, but not limited to the following: (1) foreign currency fluctuations relative to the U.S. dollar, (2) changes in capital availability or cost, including interest rate fluctuations, (3) the general political, economic and competitive conditions in markets and countries where the Company has operations, including disruptions in capital markets, disruptions in the supply chain, competitive pricing pressures, inflation or deflation, and changes in the tax rates and laws, (4) consumer preferences for alternative forms of packaging, (5) fluctuation in raw material and labor costs, (6) availability of raw materials, (7) costs and availability of energy, (8) transportation costs, (9) the ability of the Company to raise selling prices commensurate with energy and other cost increases, (10) consolidation among competitors and customers, (11) the ability of the Company to integrate operations of acquired businesses and achieve expected synergies, (12) unanticipated expenditures with respect to environmental, safety and health laws, (13) the performance by customers of their obligations under purchase agreements, and (14) the timing and occurrence of events which are beyond the control of the Company, including events related to asbestos-related claims. It is not possible to foresee or identify all such factors. Any forward-looking statements in this presentation are based on certain assumptions and analyses made by the Company in light of its experience and perception of historical trends, current conditions, expected future developments, and other factors it believes are appropriate in the circumstances. Forward-looking statements are not a guarantee of future performance and actual results or developments may differ materially from expectations. While the Company continually reviews trends and uncertainties affecting the Company’s results of operations and financial condition, the Company does not assume any obligation to update or supplement any particular forward-looking statements contained in the company’s presentation. Expanding in South America’s Largest Container Market 3